Exhibit 99.1

FOR IMMEDIATE RELEASE

Agilysys Reports Unaudited Fiscal 2013 First-Quarter Results

Company sees significant improvements year over year; reporting first-quarter adjusted income of $0.03 per diluted share and a GAAP loss of $0.07 per share

ATLANTA—July 26, 2012—Agilysys, Inc. (Nasdaq: AGYS), a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries, today announced unaudited financial results for the fiscal 2013 first quarter ended June 30, 2012.

Summary Fiscal 2013 First-Quarter Unaudited Financial Results From Continuing Operations

•

Total net revenue declined 2% to $51.6 million, compared with $52.6 million in the same prior-year period. The Hospitality segment was up 15% year over year, while the Retail segment was down 11%, due to significant hardware revenue sales that occurred in fiscal 2012, which did not repeat in the current fiscal year.

•

Although revenues were slightly down year over year, gross profit grew significantly as the movement to higher quality revenue continued. Gross profit increased by $2.3 million, or 13%, resulting in a gross margin of 39.5%, compared with 34.4% in the same prior-year period.

•

Adjusted operating income (excluding stock-based compensation, amortization of acquisition-related intangibles and other one-time items) increased $3.5 million to $1.0 million, reversing prior-year adjusted operating loss of $2.5 million. (See reconciliation below.)

•

Adjusted net income (non-GAAP) from continuing operations grew to $0.7 million, or $0.03 per share, compared with adjusted net loss of $2.9 million, or ($0.12) per share, last year. (See reconciliation below.)

•	GAAP net loss narrowed to $1.6 million, or ($0.07) per share, from the loss of $6.9 million, or ($0.30) per share, for the same period in the prior fiscal year.

•	Operating results from former Technology Solutions Group (TSG), including gain on sale, as well as its assets and liabilities, reported as components of discontinued operations during fiscal 2012.

“Entering fiscal 2013, we continued to make significant progress transitioning our business model to higher-quality and recurring revenue streams to produce more consistent and sustainable growth,” commented President and CEO James Dennedy. “Revenues from Support, Maintenance and Subscription Services, combined with Professional Services, grew 12%, nearly offsetting the 14% decline in Products revenue during the quarter. We remain keenly focused on high-quality revenue opportunities in the high-end segments of the markets we serve. Over time, our focus on high-quality products, services, markets and revenue will result in a growing, profitable business that will outperform the market.”

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

Chief Financial Officer Robb Ellis added, “Our business returned to profitability during the quarter—before non-cash charges such as stock-based compensation and amortization of acquired intangibles, and excluding one-time charges such as restructuring. In addition, we are pleased by the significant margin expansion generated during the first quarter, despite it traditionally being a seasonally weak period. This improvement reflects and reinforces our strategy of emphasizing marketing efforts on higher margin implementations, subscription and support services, which are less commoditized and offer a greater value proposition for our customers. As a result, our confidence in the projected results for the year continues to improve and we are reaffirming our previously stated guidance.”

Outlook

The Company is reaffirming previous guidance for fiscal 2013 as follows:

Full-year consolidated revenue is expected to be between $208 million and $211 million. Adjusted operating income is anticipated to be in a range of $3.5 million to $4.5 million, reversing the $7.9 million adjusted operating loss in fiscal 2012. Full-year adjusted net income per share is anticipated to improve from the $0.39 loss reported for fiscal 2012 to positive adjusted net income per diluted share of between $0.16 and $0.21 in the current year.

Conference Call Information

A conference call will be held today, July 26, 2012, at 4:30 p.m. ET to review unaudited first-quarter fiscal 2013 results. To participate in the live call, dial 877-317-6789 (International: 412-317-6789) 10 minutes before the call begins, or 4:20 p.m. ET. The conference ID is 10016241. A slide deck will be the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. In addition, a replay of the call will be archived on the website for approximately 30 days.

To be added to Agilysys’ email distribution list, please click on the link below:

http://www.agilysys.com/home/InvestorRelations/

Forward-Looking Language

This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2012. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share and adjusted cash flow from

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

operations. Management believes that such information can enhance investors’ understanding of the company’s ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss), and adjusted cash flow from operations to the comparable GAAP measures.

Guidance

Guidance figures are based on the company’s current estimates and are subject to change by factors outside the company’s control. While this guidance is provided to give investors insight into expectations for the period, actual results may vary.

About Agilysys

Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries. The company specializes in market-leading point-of-sale, property management, inventory and procurement, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the consumer’s experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums, cruise lines, grocery stores, convenience stores, general and specialty retail businesses and partners. Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore and Hong Kong. For more information, visit www.agilysys.com.

# # #

Investor Contact:

Robb Ellis

Chief Financial Officer

Agilysys, Inc.

770-810-7800

Robb.Ellis@agilysys.com

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)	Three Months Ended June 30,
	2012	2011
Net revenue:
Products	$24,118	$27,954
Support, maintenance and subscription services	18,436	17,525
Professional services	9,092	7,112

Total net revenue	51,646	52,591
Cost of goods sold:
Products	18,859	23,308
Support, maintenance and subscription services	6,799	6,468
Professional services	5,610	4,727

Total cost of goods sold	31,268	34,503

Gross profit	20,378	18,088
Operating expenses:
Product development	6,285	7,945
Sales and marketing	5,921	5,563
General and administrative	6,809	8,653
Depreciation of fixed assets	700	1,012
Amortization of intangibles	880	931
Asset impairment and related charges	208	—
Restructuring and related charges	961	2,346

Operating loss	(1,386)	(8,362)
Other (income) expenses:
Interest income	(4)	(33)
Interest expense	151	338
Other expenses (income), net	143	(37)

Loss before income taxes	(1,676)	(8,630)
Income tax benefit	(47)	(1,751)

Loss from continuing operations	(1,629)	(6,879)
Income from discontinued operations, net of taxes	—	651

Net loss	$(1,629)	$(6,228)

Net (loss) income per share – basic and diluted:
Loss from continuing operations	$(0.07)	$(0.30)
Income from discontinued operations	—	0.03

Net loss per share	$(0.07)	$(0.27)

Weighted average shares outstanding:
Basic and diluted	21,836	22,953

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

AGILYSYS, INC.

BUSINESS SEGMENT INFORMATION

(UNAUDITED)

	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	Reportable Segments		Corporate/ Other		Reportable Segments		Corporate/ Other
(In thousands)	HSG	RSG		Consolidated	HSG	RSG		Consolidated
Net revenue:
Products	$6,555	$17,563	$—	$24,118	$4,546	$23,408	$—	$27,954
Support, maintenance and subscription services	12,393	6,043	—	18,436	11,637	5,888	—	17,525
Professional services	3,410	5,682	—	9,092	3,351	3,761	—	7,112

Total net revenue	$22,358	$29,288	$—	$51,646	$19,534	$33,057	$—	$52,591

Gross profit	$14,665	$5,713	$—	$20,378	$11,997	$6,091	$—	$18,088
Gross profit margin	65.6%	19.5%		39.5%	61.4%	18.4%		34.4%

Operating income (loss)	$3,208	$1,718	$(6,312)	$(1,386)	$(978)	$1,809	$(9,193)	$(8,362)
Interest expense, net	—	—	147	147	—	—	305	305
Other expense (income), net	—	—	143	143	—	—	(37)	(37)

Income (loss) from continuing operations before income taxes	$3,208	$1,718	$(6,602)	$(1,676)	$(978)	$1,809	$(9,461)	$(8,630)

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	June 30, 2012	March 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,336	$97,587
Accounts receivable, net of allowance of $609 and $632, respectively	34,656	32,531
Inventories, net of allowance of $882 and $1,066, respectively	15,652	15,710
Prepaid expenses	3,188	2,975
Other current assets	1,790	5,492

Total current assets	135,622	154,295
Property and equipment, net	15,916	16,504
Goodwill	15,109	15,198
Intangible assets, net of accumulated amortization of $22,099 and $21,560, respectively	14,622	14,135
Other non-current assets	4,039	4,007

Total assets	$185,308	$204,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,815	$24,938
Deferred revenue	25,542	28,441
Accrued and other current liabilities	10,733	23,983
Capital lease obligations – current	470	647

Total current liabilities	60,560	78,009
Deferred income taxes – non-current	5,152	5,135
Capital lease obligations – non-current	288	347
Other non-current liabilities	6,210	6,210
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,104,245 and 21,875,850 shares outstanding at June 30, 2012 and March 31, 2012, respectively	9,482	9,482
Treasury shares (9,502,586 shares at June 30, 2012 and 9,730,981 shares at March 31, 2012)	(2,851)	(2,919)
Capital in excess of stated value	(15,720)	(16,032)
Retained earnings	122,247	123,876
Accumulated other comprehensive loss	(60)	31

Total shareholders’ equity	113,098	114,438

Total liabilities and shareholders’ equity	$185,308	$204,139

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)	Three Months Ended June 30,
	2012	2011
Operating activities:
Net loss	$(1,629)	$(6,228)
Income from discontinued operations	—	651

Loss from continuing operations	(1,629)	(6,879)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Restructuring and related charges	961	2,346
Payments and settlements for restructuring charges	(3,707)	(344)
Asset impairments and related charges	208	—
Depreciation	700	1,012
Amortization	1,129	1,531
Stock based compensation	353	1,481
Changes in operating assets and liabilities:
Accounts receivable	(2,196)	(2,259)
Inventories	58	(5,753)
Accounts payable	(1,316)	7,277
Deferred revenue	(2,854)	(5,399)
Accrued and other liabilities	(10,717)	(578)
Income taxes payable	68	(951)
Other changes, net	(865)	(163)

Net cash used in operating activities from continuing operations	(19,807)	(8,679)
Net cash used in operating activities from discontinued operations	—	(12,555)

Net cash used in operating activities	(19,807)	(21,234)
Investing activities:
Proceeds from the sale of marketable securities	4,347	15
Capital expenditures	(1,526)	(756)
Investments in Company-owned life insurance policies and marketable securities	(4)	(57)

Net cash provided by (used in) investing activities from continuing operations	2,817	(798)
Net cash provided by (used in) investing activities from discontinued operations	—	—

Net cash provided by (used in) investing activities	2,817	(798)
Financing activities:
Exercise of employee stock options	67	210
Repurchases of shares to satisfy employee tax withholding and option price	(40)	(565)
Principal payment under long-term obligations	(198)	(330)

Net cash used in financing activities from continuing operations	(171)	(685)
Net cash used in financing activities from discontinued operations	—	(20)

Net cash used in financing activities	(171)	(705)
Effect of exchange rate changes on cash	(90)	58

Cash flows used in continuing operations	(17,251)	(10,104)
Cash flows used in discontinued operations:	—	(12,575)

Net decrease in cash	(17,251)	(22,679)
Cash at beginning of period	97,587	74,354

Cash at end of period	$80,336	$51,675

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

AGILYSYS, INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(UNAUDITED)

(In thousands, except per-share data)	Three Months Ended June 30,
	2012	2011
Operating loss	$(1,386)	$(8,362)
Stock-based compensation expense	353	1,481
Amortization of intangibles	880	931
Asset impairments and related charges	208	—
Impact from revision to prior-period financial statements	—	1,127
Restructuring and related charges	961	2,346

Adjusted operating income (loss) from continuing operations (a)	1,016	(2,477)

Other expense	290	268
Cash income tax expense (b)	36	124

Adjusted net income (loss) (a)	$690	$(2,869)

Weighted average shares outstanding: basic and diluted	21,836	22,953
Adjusted net income (loss) per share (a)	$0.03	$(0.12)

(a)	Non-GAAP financial measure
(b)	Taxes calculated based upon our cash tax rate for the three months ended June 30, 2012, and 2011.

AGILYSYS, INC.

RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO

ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS

(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2012	2011
Operating activities:
Net cash used in continuing operations	$(19,807)	$(8,679)
Non-recurring cash items:
Restructuring payments	3,707	344
BEP/SERP payments	6,271	—

Adjusted cash used in continuing operations	$(9,829)	$(8,335)

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM